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                             CONYERS DILL & PEARMAN

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                                ATTORNEYS AT LAW
CRICKET SQUARE, HUTCHINS DRIVE, P.O. BOX 2681, GRAND CAYMAN KY1-1111, CAYMAN ISLANDS
TEL: (345) 945 3901 FAX: (345) 945 3902 EMAIL: CAYMAN@CONYERSDILLANDPEARMAN.COM
                         WWW.CONYERSDILLANDPEARMAN.COM
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                                                                     EXHIBIT 5.1

7 November 2007


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Yingli Green Energy Holding Company Limited             DIRECT LINE: (852) 2842 9511
No. 3055 Middle Fuxing Road                             E-MAIL:      david.lamb@conyersdillandpearman.com
Baoding 071051                                          OUR REF:     DML/lg/251040 (M#872004)
People's Republic of China                              YOUR REF:
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Dear Sirs,

YINGLI GREEN ENERGY HOLDING COMPANY LIMITED (THE "COMPANY")

We have acted as special Cayman legal counsel to the Company in connection with the public offering on the New York Stock Exchange of American Depositary Shares representing ordinary shares issued by the Company (the "SHARES") and the offer and sale of such number of ordinary shares of the Company (the "ISSUED SHARES") by certain selling shareholder(s) of the Company as described in the prospectus contained in the Company's registration statement on Form F-1 (the "REGISTRATION STATEMENT" which term does not include any exhibits thereto) filed by the Company under the United States Securities Act of 1933 (the "SECURITIES ACT") with the United States Securities and Exchange Commission (the "COMMISSION").

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)  the Registration Statement; and

(ii) a draft of the prospectus (the "Prospectus") contained in the Registration Statement.

We have also reviewed and relied upon (1) the third amended and restated memorandum of association and the articles of association of the Company, (2) a copy of the written resolutions passed by the directors of the Company on November 4, 2007, (3) a copy of the register of members of the Company, and
(4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such

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                                                        (CONYERS DILL & PEARMAN)
Yingli Green Energy Holding Company Limited
7 November 2007

copies were taken; and (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands and assume that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

(1) The Company is duly incorporated and existing under the laws of the Cayman Islands.

(2) The issue of the Shares has been duly authorised, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue or holding of such shares to the Company or any third party).

(3)  The Issued Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings "Taxation", "Enforceability of Civil Liabilities" and "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.




Yours faithfully,


/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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